EXHIBIT 1.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share of EXTRACTION OIL & GAS, INC. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth below.

Date: November 7, 2016

YORKTOWN ENERGY PARTNERS IX, L.P.

By:	Yorktown IX Company LP,
Its General Partner

By:	Yorktown IX Associates LLC,
Its General Partner

By:	/s/ Peter A. Leidel
Name: Peter A. Leidel
Title: Managing Member

YORKTOWN IX COMPANY LP

By:	Yorktown IX Associates LLC,
Its General Partner

By:	/s/ Peter A. Leidel
Name: Peter A. Leidel
Title: Managing Member

YORKTOWN IX ASSOCIATES LLC

By:	/s/ Peter A. Leidel
Name: Peter A. Leidel
Title: Managing Member